
                                                   ALLIANCE FUNDING
                                        by SUPERIOR BANK FSB - SERVICING DIVISION
                                                  Designated Servicer
                                                SERVICER'S CERTIFICATE
                                                        1997-1
           In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                            Superior Bank FSB - Servicing Division reports the following information pertaining to Series 1997-1 for December 26, 1997, the Remittance date.

                                           Due period ended: December 1, 1997
-------------------------------------------------------------------------------------------------------------------------

                                                                TOTAL POOL             SUBPOOL 1              SUBPOOL 2
                                                               ------------           ------------           ------------
   Collections
   -----------
 1 Total Actual Principal Collections                          5,222,270.95           1,262,802.51           3,959,468.44
 2 Total Actual Interest Collections                           1,732,068.80             646,378.10           1,085,690.70
 3 Less: Service Fees Previously Remitted                        102,671.82              35,745.50              66,926.32
 4 Less: Excess Service Fees                                           0.00                   0.00                   0.00
 5 Additional Proceeds                                                 0.00                   0.00                   0.00
                                                               ------------           ------------           ------------
 6 Total Collections:                                          6,851,667.93           1,873,435.11           4,978,232.82


   Monthly Advances
   ----------------

 7 Delinquent Interest Advance                                    41,784.27              13,236.25              28,548.02
 8 Compensating Interest                                          25,426.50               6,720.95              18,705.55
 9 Amounts Held for Future Distributions                               0.00                   0.00                   0.00
10 Reserve Withdrawal per Sec. 6.14                                    0.00                   0.00                   0.00
                                                               ------------           ------------           ------------
11 Available Remittance Amount:                                6,918,878.70           1,893,392.31           5,025,486.39


   Fees
   ----

12 Expense Account Deposit:                                        4,522.14
                                                               ------------
13 Adjusted Remittance Amount:                                 6,914,356.56

   Remaining Amount Available:
14    Adjusted Remittance Amount                               6,914,356.56
15    Insured Payments due                                             0.00
16    Insurance Account Deposit @ 13 bp
        the Ending Principal Balance                              19,595.95
17    Class Remittance Amounts                                 6,894,760.61
18    Non-Recoverable Advances not
        Previously Reimbursed                                          0.00
                                                               ------------
19 Total Remaining Amount Available:                                   0.00
                                                               ============

   Reimbursements due Pursuant to Sec. 5.04
20   Servicing Fee                                                     0.00
21   Monthly Advances and Servicer Advances                            0.00
22   Preference Amount per Sec. 6.06(b)                                0.00
23   Servicing compensation per Sec. 7.03                              0.00
24   REO Mgmt. & Dispositions per Sec 5.10                             0.00
25   Trustee Advances per Sec 11.01                                    0.00

-------------------------------------------------------------------------------------------------------------------------


                                                   ALLIANCE FUNDING
                                        by SUPERIOR BANK FSB - SERVICING DIVISION
                                                  Designated Servicer
                                                SERVICER'S CERTIFICATE
                                                        1997-1
           In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                            Superior Bank FSB - Servicing Division reports the following information pertaining to Series 1997-1 for December 26, 1997, the Remittance date.

                                           Due period ended: December 1, 1997
--------------------------------------------------------------------------------------------------------------------


                                                               Total                 Class A                 Class R
                                                           --------------         --------------             -------
26 Loans Outstanding - BOM                                          2,374
27 Original Loan Balance                                   196,489,705.98         196,489,705.98
28 Pre-Funding Account Balance                                       0.00                   0.00
29 Initial Overcollateralization                            10,381,784.02          10,381,784.02
30 Realized Losses, LTD                                              0.00                   0.00
31 Carryforward Amount                                               0.00                   0.00
                                                           --------------         --------------
32 Total Class Principal Balance                           186,107,921.96         186,107,921.96
33    Pool Factor per Loan Balance                            89.3135027%            89.3135027%
34    Pool Factor per Class Balance                           84.5945100%            84.5945100%
35 Excess Spread                                                     0.00                                      0.00
36 Additional Principal due Class A                            725,756.08             725,756.08
37 Interest Remittance @ Pass-Through Rate                     946,733.58             946,733.58

   Principal Reductions:
38     Prepayments - Number                                            52                     52
39     Prepayments - Dollar                                  5,070,569.20           5,070,569.20
40     Net Liquidation Proceeds                                      0.00                   0.00
41     Curtailments                                             36,376.76              36,376.76
42     Normal and Excess Payments                              115,324.99             115,324.99
                                                           --------------         --------------
43 Total Principal Remittance                                5,222,270.95           5,222,270.95
44 Additional Principal Reduction                              725,756.08             725,756.08
                                                           --------------         --------------               ----
45 Total Remittance                                          6,894,760.61           6,894,760.61               0.00
                                                           ==============         ==============               ====
46 Current Month Realized Loss - Number                                 0                                         0
47 Current Month Realized Loss - Dollar                              0.00                                      0.00

   Class Principal Balance - EOM
48 Loans Outstanding - EOM                                          2,322
49 Closing Loan Balance                                    191,267,435.03         191,267,435.03
50 Pre-Funding Account Balance                                       0.00                   0.00
51 Additional Principal Reduction, LTD                      11,107,540.10          11,107,540.10
52 Realized Losses, LTD                                              0.00                   0.00
                                                           --------------         --------------
53 Total Class Principal Balance                           180,159,894.93         180,159,894.93
54    Pool Factor per Loan Balance                            86.9397432%            86.9397432%
55    Pool Factor per Class Balance                           81.8908613%            81.8908613%

--------------------------------------------------------------------------------------------------------------------


                                                   ALLIANCE FUNDING
                                        by SUPERIOR BANK FSB - SERVICING DIVISION
                                                  Designated Servicer
                                                SERVICER'S CERTIFICATE
                                                        1997-1
           In accordance with section 6.08 of the Pooling and Servicing Agreement dated as of March 1, 1997
                            Superior Bank FSB - Servicing Division reports the following information pertaining to Series 1997-1 for December 26, 1997, the Remittance date.

                                             Due period ended: December 1, 1997
---------------------------------------------------------------------------------------------------------------------------------

56 Weighted Note Rate - THIS Remittance                               11.01117%
57 Weighted Note Rate - NEXT Remittance                               11.01686%

58 Weighted Average Remaining Term                                     298.81

59 Accrual  Period for Libor Rate                                     25-Nov-97      thru     25-Dec-97
60 Days in Related Period                                                 31

61 Pass-Through Rate                                                   5.90750%


                                                                       TOTAL POOL              SUBPOOL 1             SUBPOOL 2
                                                                     --------------          -------------         --------------
62 Original Pool - Principal Balance                                 140,827,927.17          41,875,267.67          98,952,659.50
63 Original Pool - Pre-Funding Account                                83,661,868.75          33,147,497.60          50,514,371.15
64 Original Pool - Initial Overcollateralization                       4,489,795.92           1,500,455.31           2,989,340.61
65 Original Pool Total                                               220,000,000.00          73,522,309.96         146,477,690.04
66 Original Pool - Number of Loans                                     1,646                    816                    830

---------------------------------------------------------------------------------------------------------------------------------

   Class A Overcollateralization Reconciliation
   --------------------------------------------
                                                                      Beg.of Month            Current Month          End of Month
                                                                      ------------            -------------          ------------

67 Additional Principal Reduction, LTD                                10,381,784.02             725,756.08          11,107,540.10
68 Less:  Realized Losses, LTD                                                 0.00                   0.00                   0.00
                                                                      -------------             ----------          -------------
69 Overcollateralization of Principal                                 10,381,784.02             725,756.08          11,107,540.10
                                                                      =============             ==========          =============
70 Base Overcollateralization Required                                                                              12,571,428.57
71 Required Overcollateralization Amount                                                                            12,571,428.57


   Current Month Subordinated Amount                                  Beg.of Month            Current Month          End of Month
   ---------------------------------                                  ------------            -------------          ------------

72 Original Subordinated Amount                                       27,724,489.79            N/A                  27,724,489.79
73 Less: Cumulative Realized Losses                                            0.00                   0.00                   0.00
74 Plus: Cumulative Additional Proceeds                                        0.00                   0.00                   0.00
                                                                      -------------             ----------          -------------
75 Current Subordinated Amount                                        27,724,489.79                   0.00          27,724,489.79
                                                                      =============             ==========          =============
   Nonrecoverable Advance Reconciliation
   -------------------------------------

76 Beginning of Month                                                          0.00
77 Current Month Unpaid Nonrecoverable Advance                                 0.00
78 Less: Current Month Reimbursement                                           0.00
                                                                      -------------
79 End of Month                                                                0.00

   Reserve Account Reconciliation

80 Initial Reserve Deposit                                             4,200,432.77
81 Reserve Withdrawal per Sec. 6.14                                            0.00
                                                                      -------------
82 End of Month                                                        4,200,432.77

---------------------------------------------------------------------------------------------------------------------------------


                                ALLIANCE FUNDING
                    by SUPERIOR BANK FSB - SERVICING DIVISION
                               Designated Servicer
                             SERVICER'S CERTIFICATE
                                     1997-1
               In accordance with section 6.08 of the Pooling and
                  Servicing Agreement dated as of March 1, 1997
           Superior Bank FSB - Servicing Division reports the following information pertaining to Series 1997-1 for December 26, 1997, the Remittance date.

                       Due period ended: December 1, 1997

--------------------------------------------------------------------------------
  Class Factors                                                     Total Pool
  -------------                                                   --------------
# Total Class Principal - Original Pool                           220,000,000.00
# Interest Remittance Amount                                          946,733.58
# Interest Rate Factor/1000                                             4.303334

# Total Principal Collections                                       5,222,270.95
# Additional Principal Reduction                                      725,756.08
                                                                  --------------
# Principal Remittance Amount                                       5,948,027.03
# Principal Payment Factor/1000                                        27.036487
# Current Month Ending Principal Factor                               818.908613

# Prior Month Principal Factor                                        845.945100

--------------------------------------------------------------------------------